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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Huttig Building Products, Inc. on Form S-8 (Nos. 333-92495, 333-92497, and 333-92499) of our report dated January 24, 2000 (February 11, 2000 as to Note
14), appearing in the Annual Report on Form 10-K of Huttig Building Products, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 2, 2000